Titus Acquisition J u n e   2 8 ,   2 0 2 2 1 Exhibit 99.2

Disclaimer Forward‐Looking Statements This presentation contains forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward‐looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward‐looking statements include statements about the expected benefits of Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders from the acquisition (the “Titus Acquisition”) of certain assets from Titus Oil & Gas Production, LLC and Titus Oil & Gas Production II, LLC and their affiliates (collectively “Titus”) by Earthstone, the expected future reserves, production, financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward‐looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate the assets acquired in the Acquisition and achieve anticipated benefits from it; risks relating to any unforeseen liabilities of Earthstone or the assets acquired in the Acquisitions; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write‐downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget or to support a shareholder return program; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; competition for assets, equipment, materials and qualified people; supply chain disruptions; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; regulatory matters, including environmental regulations; social, market and regulatory efforts to address climate change; and the direct and indirect impact on most or all of the foregoing on the continuing COVID‐19 pandemic. Earthstone’s annual report on Form 10‐K for the year ended December 31, 2021, recent quarterly reports on Form 10‐Q and current reports on Form 8‐K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. The forward‐looking statements included in this presentation speak only as of the date of this presentation and Earthstone undertakes no obligation to revise or update publicly any forward‐looking statements except as required by law. This presentation contains estimates of Earthstone’s and Titus’s 2022 production, capital expenditures and expense guidance. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production and well completions. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2022 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated production and completion delays and increases in costs associated with drilling, production and transportation. Use of Non‐GAAP Information This presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”) such as PV‐10, free cash flow and Adjusted EBITDAX. Such non‐GAAP measures are not alternatives to GAAP measures, and you should not consider these non‐GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. For additional disclosure regarding such non‐GAAP measures, including reconciliations to their most directly comparable GAAP measure, please refer to the Appendix or to Earthstone’s 10‐Q and 10‐K filings with the SEC. Cautionary Note on Reserves and Resource Estimates The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves or locations not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. You are urged to consider closely the oil and gas disclosures in our 2021 Form 10‐K and our other reports and filings with the SEC. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third‐party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third‐party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third‐party sources described above. 2

$627mm Acquisition $627 million purchase price  comprised of $575 million of cash  and ~$52 million of equity  consideration ¹ Core Delaware Acreage Increases scale of Earthstone’s  existing Delaware Basin Position $857mm PD PV‐10 $627 million purchase price implies a discount to Proved  Developed PV‐10 2 Titus Acquisition Highlights 3 High Quality Inventory Drilling inventory in the core of the  Delaware Basin; locations in top  quartile of Earthstone combined  inventory Significant Cash Flow Meaningful increase in production  with high oil‐cut drives cash flow; six  wells in progress contribute to 4Q22  production and cash flow Maintains Low Leverage Profile Expected leverage below 1.0x at  year‐end 2022 3 1. Effective date of 8/1/22.  Equity consideration amount based on 3.9 million shares of consideration valued at $52 million and a closing ESTE price of $13.51 per share on 6/24/22. 2. PV‐10 is a non‐GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV‐10 is calculated without including future income taxes. Earthstone  management estimate of proved developed reserve volumes and values as of 8/1/22, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 6/17/22. 3. Leverage measured as 4Q22 Debt to LQA Adjusted EBITDAX.

Titus Asset Overview

Select Operational Data

~32 MBoe/d
June 2022 Net Production [1]

$320-340 MM
Next 12 Months Proved Developed Producing Adjusted EBITDAX [2]

65% / 83%
% Oil / % Liquids [1]

$857 MM
PD PV-10 at Strip [3]

~7,900
Total Net Acres

114 / 86
Gross / Net Locations

Combined Delaware Basin New Mexico Acreage Overview



Earthstone Acreage
Titus Acreage
Eddy
Lea

Acquisition Highlights

- Core acreage position within the Delaware Basin provides ESTE increased scale of operations with significant production and top-tier inventory
- High-return, de-risked drilling inventory with 61 gross / 46 net operated high-graded locations focused on 2nd and 3rd Bone Spring and Wolfcamp A / XY formations with an additional 53 gross / 40 net operated locations from secondary targets
- Titus is currently utilizing three rigs to drill six wells (93% working interest) in Lea County; these wells are expected to be completed and turned to sales late in the 3Q22
- Increased scale further improves ESTE's leading LOE and G&A cost structure

1. Earthstone management estimate of Titus three stream sales volumes for the first 20 days of June 2022.
2. Based on Earthstone management estimates of proved developed producing cash flow for next twelve months from 8/1/22 and NYMEX strip prices as of 6/17/22; excludes general and administrative expenses.
3. Earthstone management estimate of proved developed reserve volumes and values as of 8/1/22, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 6/17/22.

4

Acquisition, Financing Details & Pro Forma Snapshot

Consideration & Funding

- Earthstone has entered into an agreement to acquire the New Mexico assets of Titus Oil & Gas Production, LLC and Titus Oil & Gas Production II, LLC and their affiliates ("Titus"), an independent E&P company with assets in the Delaware Basin for $627 million
  - Consideration will consist of $575 million in cash and ~$52 million in Earthstone equity to the seller, subject to customary closing adjustments
  - Titus will receive ~3.9 million shares of Earthstone Class A common stock, excluding purchase price adjustments
- Earthstone has secured an additional $400 million of commitments bringing total commitments to $1.2 billion on its credit facility in order to fund a portion of the cash consideration
- Effective date of the transaction is 8/1/2022 and closing is anticipated in 3Q 2022

Pro Forma Snapshot [1]

	Earthstone Standalone	Pro Forma Titus	% Change [2]
4Q22 Production (Mboe/d)	76-80	94-103	~26%
4Q22 % Oil	~41%	~46%	~5%
FY22 Capex ($MM)[3]	$410-$440	$435-$490	~9%
Shares Outstanding (MM)[4]	~139	~142	~3%

1. Snapshot assumes impact from the Titus Acquisition for 4Q22 only. Expected actual Earthstone reported 2022 results will vary based on the timing of the closing of the Titus Acquisition.
2. Calculated as the midpoint of ESTE Standalone and Pro Forma Titus ranges. Percent Oil change represents incremental percentage increase.
3. Only includes impact from Titus for 4Q22. Expected actual Earthstone reported 2022 results will vary based on the timing of the closing of the Titus Acquisition.
4. Earthstone Standalone shares outstanding assumes PIPE convertible equity is converted into 25.2MM shares of Class A Common Stock and is included in the ~139MM shares outstanding.

5

Titus Acquisition Drives Robust Cash Flow Outlook

>30%

EBITDAX Growth

Significant Adj. EBITDAX contribution expected from Titus PDP [1]

~3%

Share Count Growth

Minimal impact to shareholders while growing per share value meaningfully

<1.0x

Leverage Profile

Expect to be under ~0.75x leverage by YE 2022 [3]

Massive Growth in Adjusted EBITDAX While Reducing Leverage Metrics [2,3]



4.0x
3.0x
2.0x
1.0x
-
$1,200
$900
$600
$300
$0
$ in millions
Expected Leverage: <0.75x
FY16A
FY17A
FY18A
FY19A
FY20A
FY21A
ESTE FY22E
PF Titus FY22E
Adj. EBITDAX
Debt / Adj. EBITDAX

1. Estimated Adjusted EBITDAX impact from Titus based on Earthstone estimates for Titus's next twelve months proved developed producing Adjusted EBITDAX based on NYMEX Strip pricing as of 6/17/22 compared to consensus estimates for ESTE for the twelve months beginning on 10/1/2022.
2. 2022 EBITDAX and debt figures are based upon management estimates utilizing NYMEX Strip pricing as of 6/17/22. PF Titus FY22E Adjusted EBITDAX assumes Titus Acquisition closes in 3Q22.
3. Leverage is measured as Debt to Adjusted EBITDAX for annual periods except for YE 2022 which utilizes annualized 4Q22 Adjusted EBITDAX.

6

Reserves and Inventory | Earthstone + Titus

Robust Proved Developed and Inventory Profile

- The Titus Acquisition brings a significant Proved Developed Reserves PV-10 component of ~$857 million to Earthstone [1]
- On a combined basis, Total Proved Developed Reserves PV-10 value of ~$5.0 billion which exceeds current pro forma enterprise value [2]
- Over 890 gross operated drilling locations provides significant runway for future development

1P Reserves PV-10 Value as of 8/1/22 [2]

	Pro Forma PV-10 Value ($MM)
Proved Developed	$5,004
Proved Undeveloped	$1,264
Total Proved	$6,268

Gross Operated Locations [3]


Titus
Lea
890
Gross Operated Locations
Reagan/Irion
Upton
Midland/Ector
Eddy

1P Reserves as of 8/1/22 [2]


24%
364
MMBoe
76%
PD
PUD

1. Earthstone management estimate of proved developed reserve volumes and values as of 8/1/22, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 6/17/22.
2. Represents management's estimates for combined reserves of Earthstone and Titus as of 8/1/22 utilizing NYMEX strip pricing as of 6/17/22.
3. Includes all locations across reserve categories.

7

Conservative Valuation Methodology Leads to High Impact Acquisitions 8 Cumulative Proved Developed Reserves Value Greater Than Combined Total Purchase Price 1 1. Cumulative estimated PD value based upon forward strip pricing at the time of each announced transaction.  Undeveloped locations acquired “virtually”  free as PD value of acquired properties is  higher than cumulative total purchase price Cumulative PD PV‐10 value  Cumulative Purchase Price IRM Tracker Chisholm Bighorn Titus 696 Gross Operated Drilling Locations  Acquired Across all six recent transactions, proved  developed value of reserves has underpinned  purchase price 1

Appendix 9

Contact Information 10 Mark Lumpkin, Jr. EVP, Chief Financial Officer Scott Thelander Vice President of Finance Corporate Offices Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298‐4246 Midland 600 N. Marienfeld | Suite 1000 | Midland, TX 79701 | (432) 686‐1100 Website www.earthstoneenergy.com

Estimated Proved Reserves Summary as of 8/1/22 at NYMEX Strip Pricing as of 6/17/22 11 This summary of proved developed reserve volumes and values as shown in the table below is based on management estimates and has been prepared as of August 1, 2022, utilizing NYMEX strip benchmark prices and basis differentials as of June 17, 2022, and in regard to PV‐10, discounting cash flows at a rate of 10% Recent Strip Pricing (6/17/2022) Year WTI HH 2022 $101.76  $6.49  2023 $90.78  $5.49 2024 $82.09  $4.80 2025 $75.90  $4.64 2026 $71.64  $4.63 Earthstone Standalone Titus Combined 1P Reserves (MMBoe) Proved Developed 246.2 28.9 275.1 Proved Undeveloped 80.6 8.7 89.2 Total Proved 326.8 37.5 364.3 Earthstone Standalone Titus Combined PV‐10 Value ($mm) Proved Developed $4,147 $857 $5,004 Proved Undeveloped $1,170 $95 $1,264 Total Proved $5,317 $951 $6,268